Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

CenturyLink, Inc.:

We consent to the incorporation by reference, in the registration statements (No. 333-202411, No. 333-212575, and No. 333-187366) on Form S-3, the registration statements (No. 33-60061, No. 333-160391, No. 333-37148, No. 333-60806, No. 333-150157, No. 333-124854, No. 333-150188, No. 333-174571, and No. 333-221267) on Form S-8, and the registration statements (No. 33-48956, No. 333-17015, No. 333-167339, No. 333-174291, No. 333-155521, No. 333-206725, and No. 333-215121) on Form S-4 of CenturyLink, Inc., of our reports dated February 24, 2017, with respect to the consolidated balance sheets of Level 3 Communications, Inc. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, cash flows, and changes in stockholders’ equity for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports are included in the Form 8-K/A of CenturyLink, Inc.

/s/ KPMG LLP

Denver, Colorado

January 12, 2018